SRH Total Return Fund, Inc. N-CSR

Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Nicole L. Murphey, President of SRH Total Return Fund, Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 6, 2026	/s/ Nicole L. Murphey
Nicole L. Murphey, President
(Principal Executive Officer)

I, Jill Kerschen, Treasurer of SRH Total Return Fund, Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 6, 2026	/s/ Jill Kerschen
Jill Kerschen, Treasurer
(Principal Financial Officer)